UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2015

DEMANDWARE, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-35450	20-0982939
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Wall Street, Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (888) 553-9216

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 20, 2015, the Company held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). The proposals below, which are described in the Company’s definitive proxy statement for the Annual Meeting (the “proxy statement”), were submitted to a vote of the Company’s stockholders.

Proposal 1 – The election of two Class III directors, each to serve for a three-year term.

The Company’s stockholders re-elected the two nominees named in the proxy statement as Class III directors, each to serve until the 2018 annual meeting of stockholders. The voting results were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Lawrence S. Bohn	31,936,247	222,371	2,010,093
Jill Granoff	31,926,221	232,397	2,010,093

The terms of office of the following directors continued after the Annual Meeting:

Jeffrey G. Barnett
Thomas D. Ebling
Charles F. Kane
Jitendra Saxena
Stephan Schambach
Leonard Schlesinger

Proposal 2 – The approval, in a non-binding advisory say-on-pay vote, of the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures in the proxy statement.

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,438,582	4,712,422	7,614	2,010,093

Proposal 3 –The ratification, in a non-binding advisory vote, of the appointment of Deloitte & Touche LLP, an independent registered accounting firm, as the Company’s independent auditors for the year ending December 31, 2015.

The Company’s stockholders ratified, on an advisory basis, the Company’s appointment of Deloitte & Touche LLP as the Company’s independent auditors for the year ending December 31, 2015. The voting results were as follows:

Votes For	Votes Against	Abstentions
34,119,793	41,788	7,130

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation as Executive Officer

On May 26, 2015, Sheila M. Flaherty determined to resign, effective as of June 26, 2015, as the Chief Legal Officer and Secretary of Demandware, Inc. (the “Company”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEMANDWARE, INC.

Date: May 27, 2015	By:	/s/ Timothy M. Adams
Timothy M. Adams Executive Vice President and Chief Financial Officer